Exhibit 21

L-3 Communications Holdings, Inc. And Subsidiaries
As of December 31, 2006

Name	Jurisdiction
L-3 Communications Holdings, Inc.	Delaware
L-3 Communications Corporation	Delaware
Aviation Communications & Surveillance Systems, LLC*	Delaware
ACSS — NZSC Limited*	New Zealand
Honeywell TCAS Inc.*	Delaware
C3-ilex, LLC*	California
Combat Advanced Propulsion, LLC*	Delaware
Electrodynamics, Inc.	Arizona
Henschel Inc.	Delaware
Hygienetics Environmental Services, Inc.	Delaware
Interstate Electronics Corporation	California
KDI Precision Products, Inc.	Delaware
L-3 Canada Acquisition Inc.	Canada
Wescam Inc.	Canada
Film Europe Limited*	Belgium
Mosaic Mapping Inc.*	Canada
Wescam Asia Pte Ltd.*	Singapore
Wescam Financial (U.S.A.) LLC	Delaware
L-3 Communications Advanced Laser Systems Technology, Inc.	Florida
L-3 Communications Aeromet, Inc.	Oregon
L-3 Communications AIS GP Corporation	Delaware
L-3 Communications Integrated Systems L.P.	Delaware
Global Military Aircraft Systems, LLC*	Delaware
L-3 Communications Vertex Aerospace LLC	Delaware
Army Fleet Support, LLC*	Delaware
J-R Technical Management, L.L.C.*	Texas
J-R Technical Services Limited Partnership, L.L.P.*	Texas
L-3 Communications Flight Capital LLC	Delaware
L-3 Communications Flight International Aviation LLC	Delaware
L-3 Communications Vector International Aviation LLC	Delaware
L-3 Communications Applied Signal and Image Technology, Inc.	Maryland
L-3 Communications Australia Group Pty Ltd	Australia
L-3 Communications Nautronix Limited	Australia
McCorkills Marine Pty Ltd	Australia
Nautronix Asia Pacific Pte Limited	Singapore
Terra Cable Singapore Pte Ltd	Singapore
Nautronix (Singapore) Pte Ltd	Singapore
L-3 Communications Australia Proprietary Limited	Australia
L-3 Communications Australia Pty Ltd	Australia
L-3 Communications Avionics Systems, Inc.	Delaware
L-3 Communications AVISYS Corporation	Texas
L-3 Communications Aydin Corporation	Delaware
Aydin Foreign Sales Limited	Guam
Aydin S.A.*	Argentina
L-3 Communications Global Network Solutions U.K. Ltd.	United Kingdom
L-3 Communications Investments Inc.	Delaware

L-3 Communications Holdings, Inc. And Subsidiaries (Continued)
As of December 31, 2006

Name	Jurisdiction
Aydin Yazilim ve Elektronik Sanayi A.S.*	Turkey
L-3 Communications Canada Inc.	Canada
L-3 Communications Electronic Systems Inc.	Canada
L-3 Communications MAS (Canada) Inc.	Canada
Spar Aerospace Limited	Canada
International Aerospace Management Company Scrl*	Republic of Italy
Sovcan Star Satellite Communications Inc.*	Canada
L-3 Communications CE Holdings, Inc.	Delaware
L-3 Communications Cincinnati Electronics Corporation	Ohio
L-3 Communications Crestview Aerospace Corporation	Delaware
L-3 Communications CyTerra Corporation	Delaware
L-3 Communications Electron Technologies, Inc.	Delaware
L-3 Communications EOTech, Inc.	Delaware
L-3 Communications ESSCO, Inc.	Delaware
Electronic Space Systems International Corp.	U.S. Virgin Islands
ESSCO Collins Limited	Republic of Ireland
L-3 Communications Foreign Holdings, Inc.	Delaware
L-3 Communications Germany Holdings, LLC	Delaware
L-3 Communications Vermögensverwaltungs GmbH & Co. KG	Germany
L-3 Communications Government Services, Inc.	Virginia
D.P. Associates Inc.	Virginia
L-3 Communications Holding GmbH	Germany
L-3 Communications ELAC Nautik GmbH	Germany
ELAC Nautik Unterstützungskaße GmbH	Germany
L-3 Communications Magnet-Motor GmbH	Germany
Power Paragon (Deutschland) Holding GmbH	Germany
EuroAtlas Gesellschaft für Leistungselektronik mbH	Germany
JovyAtlas Elektrische Umformtechnik GmbH	Germany
Astrid Energy Enterprises S.r.l.*	Republic of Italy
Narda Safety Test Solutions GmbH	Germany
PMM Costruzioni Electtroniche Centro Misure Radioelettriche S.r.l.	Republic of Italy
EMC S.r.l.*	Republic of Italy
SAM Electronics GmbH	Germany
Debeg GmbH	Germany
Debeg Versorgungseinrichtung GmbH	Germany
Lyngsø Marine A/S	Denmark
Amplidan A/S	Denmark
Nordakademie gAG*	Germany
SAM East Asia Ltd.	Hong Kong
SAM Electronics Japan Ltd.	Japan
SAM Electronics Korea Co. Ltd.	Korea
SAM Electronics Nederland B.V.	Netherlands
SAM Electronics Norge A/S	Norway
SAM Electronics UK Ltd.	United Kingdom
SAM Taihang Electronics Co. Ltd.*	China
STN Schiffselektrik Verwaltungs GmbH	Germany
STN Schiffselektrik GmbH & Co. KG	Germany
MGS Montage GmbH	Germany

L-3 Communications Holdings, Inc. And Subsidiaries (Continued)
As of December 31, 2006

Name	Jurisdiction
W.G. Schulz GmbH	Germany
L-3 Communications Hong Kong Limited	Hong Kong
L-3 Communications ILEX Systems, Inc.	Delaware
L-3 Communications India Private Limited	India
L-3 Communications InfraredVision Technology Corporation	California
L-3 Communications Italy S.r.l.	Republic of Italy
L-3 Communications Klein Associates, Inc.	Delaware
L-3 Communications Korea Corporation	South Korea
L-3 Communications Ltd.	United Kingdom
L-3 Communications Group Limited	United Kingdom
L-3 Communications U.K. Ltd.	United Kingdom
ASA Technologies Limited	United Kingdom
Advanced Systems Architectures (Holdings) Limited	United Kingdom
L-3 Communications ASA Limited	United Kingdom
TRL Electronics Limited	United Kingdom
TRL Technology Limited	United Kingdom
L-3 Communications Malaysia Sdn. Bhd.	Malaysia
L-3 Communications MAPPS Malaysia Sdn. Bhd.	Malaysia
L-3 Communications MAPPS Inc.	Canada
L-3 Communications MAPPS Investments, LLC	Delaware
L-3 Communications Marine Holdings AS	Norway
L-3 Communications Valmarine AS	Norway
L-3 Communications Navigation AS	Norway
L-3 Communications Marine Systems UK Ltd.	United Kingdom
FAST Holdings Limited*	United Kingdom
FAST Training Services Limited*	United Kingdom
L-3 Communications MAS (US) Corporation	Delaware
L-3 Communications Mobile-Vision, Inc.	New Jersey
L-3 Communications Nautronix Holdings, Inc.	Delaware
L-3 Communications Dynamic Positioning and Control Systems, Inc.	California
L-3 Communications MariPro, Inc.	California
L-3 Communications Nova Engineering, Inc.	Ohio
L-3 Communications SafeView, Inc.	Delaware
L-3 Communications Security and Detection Systems, Inc.	Delaware
L-3 Communications Singapore Pte Ltd	Singapore
L-3 Communications Sonoma EO, Inc.	California
L-3 Communications SSG-Tinsley, Inc.	Delaware
L-3 Communications Tinsley Laboratories, Inc.	California
L-3 Communications TCS, Inc.	Georgia
L-3 Communications Titan Corporation	Delaware
Cayenta, Inc.*	Delaware
Datron / Trans World Communications Int’l. Ltd.	U.S. Virgin Islands
Engility Corp.	Delaware
Horizons Technology International, Ltd.	Barbados
LinCom Wireless, Inc.*	Delaware
Sakon, LLC*	Delaware
Sakon Calling Cards, LLC*	New Jersey
Titan Deutschland GmbH	Germany

L-3 Communications Holdings, Inc. And Subsidiaries (Continued)
As of December 31, 2006

Name	Jurisdiction
Titan Facilities, Inc.	Virginia
Delta Lord Joint Venture*	Florida
Titan Italia S.r.l.	Republic of Italy
Titan Systems Solutions UK Ltd.	United Kingdom
Titan Wireless, Inc.*	Delaware
Storm Control Systems Limited	United Kingdom
L-3 Communications Verwaltungs GmbH	Germany
L-3 Communications Westwood Corporation	Nevada
L-Tres Comunicaciones Cost Rica, S.A.	Costa Rica
Medical Education Technologies, Inc.*	Delaware
Microdyne Corporation	Maryland
Microdyne Communications Technologies Incorporated	Maryland
MCTI Acquisition Corporation	Maryland
Apcom, Inc.	Maryland
L-3 Communications CSI, Inc.	California
Microdyne Ltd.	U.S Virgin Islands
Microdyne Outsourcing Incorporated	Maryland
MPRI, Inc.	Delaware
Civilian Police International, LLC*	Delaware
CPI Police Services, Ltd.*	Cayman Islands
Forfeiture Support Associates, L.L.C.*	Delaware
gForce Technologies, Inc.	Massachusetts
MPRI International Services, Ltd.	Bermuda
MVT Equity LLC*	Delaware
New SI, LLC	Delaware
Pac Ord Inc.	Delaware
Power Paragon, Inc.	Delaware
SPD Electrical Systems, Inc.	Delaware
SPD Switchgear Inc.	Delaware
SYColeman Corporation	Florida
URS Coleman, LLC*	Maryland
Wescam Holdings (US) Inc.	Delaware
Broadcast Sports Inc.	Delaware
L-3 Communications EO/IR, Inc.	Florida
Wescam Air Ops Inc.	Delaware
Wescam Air Ops LLC	Delaware
Troll Technology Corporation	California
Wescam LLC	Delaware
Wolf Coach, Inc.	Massachusetts

*	Represents non-wholly owned subsidiaries.